Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2003, with respect to the consolidated financial statements and schedule of American Reprographics Holdings, L.L.C. included in the Registration Statement (Form S-1 No. 333-xxxxx) and related Prospectus of American Reprographics Company dated October 15, 2004.

/s/ Ernst & Young, LLP

Woodland Hills, California

October 15, 2004